Exhibit 10.2

REVOLVING PROMISSORY NOTE

$22,500,000.00 Date: October 27, 2023

Chicago, Illinois

FOR VALUE RECEIVED, IPC Alternative Real Estate Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), with its principal place of business at 2901 Butterfield Rd, Oak Brook, IL 60523, promises to pay to the order of INLAND PRIVATE CAPITAL CORPORATION, a Delaware corporation (the “Lender”), with its principal place of business at 2901 Butterfield Road, Oak Brook, IL 60523 on or before the Maturity Date, the lesser of (i) Twenty Two Million Five Hundred Thousand Dollars ($22,500,000.00) or (ii) the aggregate principal amount of the Revolving Credit Facility Loan (as amended, restated, supplemented or modified from time to time, the “Loan”) outstanding under and pursuant to that certain Revolving Credit Facility Loan Agreement of even date herewith, executed by and between the Borrower and the Lender (as amended, restated, supplemented or modified from time to time, the “Agreement”), and made available by the Lender to the Borrower at the maturity or maturities and in the amount or amounts stated on the records of the Lender, together with interest on the aggregate principal amount of the Loan outstanding from time to time, as provided in the Agreement. Capitalized words not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

This Revolving Promissory Note evidences the Loan incurred by the Borrower under and pursuant to the Agreement, to which reference is hereby made for a statement of the terms and conditions under which the Maturity Date or any payment hereon may be accelerated. The holder of this Revolving Promissory Note is entitled to all of the benefits and security provided for in the Agreement and the Other Agreements. The Loan shall be repaid by the Borrower on the applicable Maturity Date, unless payable sooner pursuant to the provisions of the Agreement.

Principal and interest shall be paid to the Lender at its address set forth above, or at such other place as the holder of this Revolving Promissory Note shall designate in writing to the Borrower. The Loan and all payments on account of the principal and interest thereof shall be recorded on the books and records of the Lender and the principal balance as shown on such books and records, or any copy thereof certified by an officer of the Lender, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

Except for such notices as may be required under the terms of the Agreement, the Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Revolving Promissory Note, and assents to any extension or postponement of the time of payment or any other indulgence.

8140850/1

The Loan evidenced hereby have been made and/or issued and this Revolving Promissory Note has been delivered at the Lender’s principal place of business set forth above. This Revolving Promissory Note shall be governed and construed in accordance with the laws of the State of Illinois, in which state it shall be performed, and shall be binding upon the Borrower, and its legal representatives, successors, and assigns. Wherever possible, each provision of the Agreement and this Revolving Promissory Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement or this Revolving Promissory Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Agreement or this Revolving Promissory Note.

IN WITNESS WHEREOF, the Borrower has executed this Revolving Promissory Note as of the date set forth above.

IPC Alternative Real Estate Operating Partnership, a Delaware limited partnership By: __/s/ Keith Lampi_______________________ Name: Keith Lampi Title: Chief Executive Officer

[Signature page of Revolving Promissory Note]